EXHIBIT 10.1

                              FINANCING AGREEMENT

                      THE CIT GROUP/BUSINESS CREDIT, INC.
                              AS AGENT AND LENDER

                                      AND

                            HI-LO AUTO SUPPLY, L.P.
                                 (AS BORROWER)

                           DATED:   OCTOBER 23, 1996

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                               TABLE OF CONTENTS


SECTION 1.  DEFINITIONS......................................................3

SECTION 2.  CONDITIONS PRECEDENT............................................15

SECTION 3.  REVOLVING LOANS.................................................20

SECTION 4.  Intentionally Omitted...........................................23

SECTION 5.  LETTERS OF CREDIT...............................................23

SECTION 6.  COLLATERAL......................................................26

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS.......................29

SECTION 8.  INTEREST, FEES AND EXPENSES.....................................38

SECTION 9.  POWERS..........................................................40

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.................................41

SECTION 11. TERMINATION.....................................................44

SECTION 12.  MISCELLANEOUS..................................................45

SECTION 13.  AGREEMENT BETWEEN THE LENDERS..................................48

SECTION 14.  AGENCY.........................................................51

EXHIBITS

      Exhibit A - Form of Revolving Loan Promissory Note
      Exhibit B - Form of Assignment and Transfer Agreement

SCHEDULES

      Schedule 1 - Existing Liens
      Schedule 2 - Collateral Locations and Chief Executive Office
      Schedule 3 - Existing Indebtedness


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      THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter
"CITBC") with offices located at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240 (CITBC, and any other party hereafter becoming a Lender hereunder pursuant to Section 13, Paragraph 9 hereof each individually sometimes referred to as a "Lender" and collectively the "Lenders") and CITBC as Agent for the Lenders (hereinafter the "Agent") are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans and other financial accommodations to Hi-Lo Auto Supply, L.P. (herein the "Company"), a Texas limited partnership with a principal place of business at 2575 W. Bellfort, Houston, Texas 77054.

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Company's now existing and future: (A) accounts (as defined in the U.C.C.) and any and all other receivables including any Trade Accounts Receivable, all rights to payment under bank or non-bank credit cards (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Company's sales of Inventory or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (B) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.); (C) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (D) rights to any Inventory represented by any of the foregoing, including rights to returned or repossessed Inventory; (E) reserves and credit balances arising hereunder; (F) guarantees or collateral for any of the foregoing; (G) insurance policies or rights relating to any of the foregoing; and (H) cash and non-cash proceeds of any and all the foregoing.

ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent (85%).

AGENT COMMITMENT LETTER shall mean the commitment letter dated October 6, 1996, issued by the Agent to, and accepted by, the Company.

AGENT FEE shall mean the fee payable to the Agent, and solely for the account of the Agent, in accordance with, and pursuant to, the provisions of Section 8, Paragraph 7 of this Financing Agreement.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the date hereof and the same date in every year thereafter.

ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit B hereto.

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AVAILABILITY shall mean at any time the excess of the sum of a) Eligible
Accounts Receivable multiplied by the Accounts Receivable Advance Percentage and
b) Eligible Inventory multiplied by the Inventory Advance Percentage less the sum of x) the outstanding aggregate amount of all Obligations, (including without limitation, all Obligations with respect to Revolving Loans and Letters of Credit of the Company) and y) the Availability Reserve.

AVAILABILITY RESERVE shall mean at any time of determination an amount equal to
(a) at the option of the Agent, in its sole discretion, the sum of two (2) months rental payments on all of the Company's leased premises determined in accordance with Schedule 1 hereto for which the Company has not delivered to the Agent a landlord's waiver in form and substance satisfactory to the Agent in the exercise of its reasonable business judgment, provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to the Agent of any such acceptable waiver, (ii) the opening or closing of a Collateral location and/or
(iii) and change in rental payment; (b) upon the occurrence of a Default or an Event of Default, the amount of all unpaid sales taxes due any state and which sales taxes have been collected by the Company; and (c) subject to the provisions of Section 7, Paragraph 10 of this Financing Agreement, such other reserves as the Agent deems necessary in its sole discretion as a result of i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets; provided, however, that the aggregate amount of reserves pursuant to this clause
(c) and such other reserves referenced in the definition of "Special Reserve Component" shall not exceed $5,000,000.00 in the aggregate at any one time.

BLOCKED ACCOUNT shall mean any Depository Account owned by the Company which is governed by a Blocked Account Agreement in form and substance satisfactory to the Agent.

BLOCKED ACCOUNT AGREEMENT shall mean an agreement among a Depository Bank, the Agent and the Company in form and substance satisfactory to the Agent.

BUSINESS DAY shall mean any day that the Agent is open for business in New York, New York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institution chartered by the state of New York or the United States are legally required to close.

CAPITAL EXPENDITURES for any period shall (a) mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company, and shall (b) be based on the Consolidated Financial Statements.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

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CHASE MANHATTAN BANK RATE shall mean the rate of interest per annum announced by
Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

CLOSING DATE shall mean the date on or after the date hereof upon which the Agent in behalf of the Lenders makes the initial extension of credit hereunder whether in the form of Revolving Loans, or Letters of Credit.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate and Other Collateral of the Company.

COLLATERAL MANAGEMENT FEE shall mean the sum of $50,000.00 which shall be paid to the Agent in accordance with Section 8, Paragraph 8 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONCENTRATION ACCOUNT shall mean any account owned by the Agent which receives funds from i) the Depository Accounts and ii) the credit card companies.

CONSOLIDATED FINANCIAL STATEMENTS shall mean a consolidated balance sheet for Parent, the Company and the consolidated subsidiaries of each eliminating all inter-company transactions and prepared in accordance with GAAP, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Company and all subsidiaries, each eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING FINANCIAL STATEMENTS shall mean a Consolidated Balance Sheet plus individual balance sheets for Parent, the Company, and the subsidiaries of each showing all eliminations of inter-company transactions in form satisfactory to Agent in its sole discretion, and including a balance sheet for the Company exclusively, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Company and all subsidiaries, each eliminating all inter-company transactions in form satisfactory to Agent in its sole discretion.

CONTRACT RATE shall mean the applicable rate of interest computed as set forth in Section 8, Paragraph 1 of this Financing Agreement.

CURRENT ASSETS shall mean, wherever used throughout this Financing Agreement, those assets of the Company which in accordance with GAAP are classified as current.

CURRENT LIABILITIES shall mean, wherever used through out this Financing Agreement, those liabilities of the Company which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

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CUSTOMARILY PERMITTED LIENS shall mean:

      (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time;

      (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

      (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

      (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which (i) are listed in Schedule B of the title insurance policy on the Distribution Center which is delivered to the Agent herewith or (ii) in the aggregate (x) do not materially interfere with the occupation, use or enjoyment by the Company in its business of the property so encumbered and (y) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Distribution Center.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the lesser of (a) the Maximum Legal Rate or (b) the sum of (i) two percent (2%) and
(ii) the applicable contract rate of interest based upon the applicable increment over the Chase Manhattan Bank Rate as determined under Section 8 hereof, which the Agent in behalf of the Lenders shall be entitled to charge the Company on all Obligations due the Agent in behalf of the Lenders by the Company to the extent provided in Section 10, Paragraph 2 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean those accounts (other than the Concentration Account) owned by the Company and subject to a Blocked Account Agreement and designated for the deposit of proceeds of Collateral.

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DISTRIBUTION CENTER shall mean the Company's Real Estate located at 8601
Tavernor Lane, Houston, Texas 77075.

DOCUMENTATION FEE shall mean I) the sum included in the Loan Facility Fee intended to compensate the Agent for the use of the Agent's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of the Agent, exclusive of Out-of-Pocket Expenses, and II) the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the U.C.C.) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall: I) mean the fee the Agent in behalf of the Lenders is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to one year from the date hereof; and II) be determined by calculating the average daily (x) loan balance under the Revolving Loan plus (y) balance of Letters of Credit for the period from the date of this Financing Agreement to the Early Termination Date and multiplying that number by (a) one percent (1%) if the Early Termination Date occurs on or before the expiration of one year from the date hereof; (b) one half of one percent (0.5%) if the Early Termination Date occurs after the expiration of one year from the date hereof and on or prior to two years from the date hereof; and (c) zero percent (0%) if the Early Termination Date occurs after two years from the date hereof.

EBITDA shall (a) mean, in any period, all earnings before all (i) interest and tax obligations, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period; and (b) be calculated based on the Consolidated Financial Statements.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Trade Accounts Receivable, other than such accounts that arise from credit card sales, that are subject to a valid, first priority and fully perfected security interest in favor of the Agent in behalf of the Lenders and which conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America or to any agency, department or division thereof; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed

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by, and payable at, banks having a place of business in the United States of
America and payable in United States currency, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency iii) accounts that remain unpaid more than ninety (90) days from invoice date; iv) contras; v) sales to Parent, any subsidiary, or to any company affiliated with the Company or Parent in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date;
ix) any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders; and x) an amount representing, historically, returns, discounts, claims, credits and allowances, and c) subject to the provisions of Section 7, Paragraph 10 of this Financing Agreement, such other reserves as the Agent, in its sole discretion may deem appropriate; provided, however, that the aggregate reserves pursuant to this clause c) and such other reserves referenced in the definition of "Special Reserve Component" shall not exceed $5,000,000.00 in the aggregate at any one time.

ELIGIBLE INVENTORY shall mean the gross cost of the Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders, and which conforms to the warranties herein less any i) supplies, ii) Inventory not present in the United States of America, iii) Inventory returned or rejected by the Company's customers other than Inventory that is undamaged and resalable in the normal course of business, iv) Inventory to be returned to the Company's suppliers, v) Inventory in transit to third parties, vi) shrinkage, and vii) reserves required by the Agent in accordance with the standard set forth below and without duplication but only for the following: (a) Inventory specially ordered for specific customers which Inventory is uniquely different in size, shape, quality or color and which uniquely different Inventory is not customarily sold by the Company; (b) market value declines, to the extent the Inventory's value is below its cost; (c) bill and hold (deferred shipment or consignment sales); (d) markdowns, to the extent the Inventory's value is below its cost; (e) Inventory which is not located at the Company's retail store locations or warehouses (other than Inventory in transit between the Company's facilities); (f) demonstration items, to the extent the Inventory's value is below its cost; (g) damaged or defective Inventory; (h) obsolete Inventory (but not including undamaged Inventory which is solely out-of-season); (i) Inventory at outlet locations not owned or operated by the Company; (j) Inventory held for lease; and k) Inventory imported under letters of credit issued without the assistance of the Letter of Credit Guaranty and then only until the bank issuing such letters of credit has been reimbursed by the Company for any drafts under such letters of credit; (with respect to all of the foregoing, such standards shall take into consideration amounts representing, historically, the Company's reserves, discounts, returns, claims, credits and allowances) and viii) subject to the provisions of Section 7, Paragraph 10 of this Financing Agreement, such reserves as the Agent, in its sole

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discretion, may deem appropriate; provided, however, that the aggregate reserves pursuant to this clause viii) and such other reserves referenced in the definition of "Special Reserve Component" shall not exceed $5,000,000.00 in the aggregate at any one time. EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EXCESS AVAILABILITY shall mean the amount by which Availability on any date of determination exceeds all past due or then due debts, obligations and payables of the Company.

FISCAL QUARTER shall mean each three (3) month period ending on March 31, June 30, September 30, and December 31 of each year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1st of each year and ending on the following December 31st.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall have the meaning set forth in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

GUARANTORS shall mean ( i) Parent, ii) Hi-Lo Management Company, (iii) Hi-Lo Investment Company, (iv) First Call Management Company, and (v) First Call Auto Supply, L.P.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

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INVENTORY shall mean all of the Company's present and hereafter acquired inventory (as defined in the U.C.C.) including, without limitation all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY ADVANCE PERCENTAGE shall mean sixty percent (60%).

ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

LANDLORD AGREEMENT shall have the meaning specified in Section 2, Paragraph y hereof.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of the Agent in behalf of the Lenders by the Issuing Bank for or on behalf of the Company. LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent in behalf of the Lenders to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent in behalf of the Lenders may charge the Company under Section 8, Paragraph 3 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit.

LETTER OF CREDIT SUB-LINE shall mean $5,000,000.00 in the aggregate.

LEVERAGE RATIO shall mean the ratio determined by dividing Total Liabilities by Tangible Net Worth.

LIBOR shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by Chase Manhattan Bank, (y) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or (z) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

LIBOR LOAN shall mean those Revolving Loans for which the Company has elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, or three month U.S. dollar deposits, as selected by the Company.

LIMITED PARTNERSHIP AGREEMENT shall mean the limited partnership agreement of the Company, as amended.

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LINE OF CREDIT shall mean the commitment of the Lenders to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to $60,000,000.00.

LINE OF CREDIT FEE shall: I) mean the fee due the Agent for the benefit of the Lenders at the end of each month for the Line of Credit, and II) be determined by multiplying the difference between the the Line of Credit and the sum of (x) the average daily balance of Revolving Loans of the Company plus (y) the average daily balance of Letters of Credit for said month by three hundred seventy five thousandths of one percent (.375%) per annum for the number of days in said month.

LOAN FACILITY FEE shall mean the fee payable to the Agent for the benefit of the Lenders in accordance with, and pursuant to, the provisions of Section 8, Paragraph 7 of this Financing Agreement.

MAXIMUM LEGAL RATE shall mean the maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement by the Agent and/or the Lenders in accordance with applicable state or federal law (whichever provides for the highest permitted rate), taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time. For purposes of determining the Maximum Legal Rate under the applicable law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a) (1) of Art. 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended or (b) provided notice is given as required by Section (h)(1) of said Art. 5069-1.04, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of said Art. 5069-1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections
(b) (1) and (2) of said Art. 5069-1.04 shall control for purposes of such determination, as applicable.

NET WORTH shall mean assets in excess of liabilities, and shall be determined in accordance with GAAP , on a consistent basis with the latest audited statements
 .

OBLIGATIONS shall mean all loans and advances made or to be made by the Agent and/or the Lenders to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and Letters of Credit); any and all indebtedness and obligations which may at any time be owing by the Company to the Agent and/or the Lenders howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to the Agent and/or the Lenders for such indebtedness as

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principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and the Agent and/or the Lenders; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims (other than as a result of actions of the Agent and/or the Lenders) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to the Agent and/or the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, the Agent's (in behalf of the Lenders) acceptance of drafts or the Agent's (in behalf of the Lenders) endorsement of notes or other instruments for the Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired deposits accounts maintained with any bank or financial institutions; all cash and other monies and property in the possession or control of the Agent and/or the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the Agent's and/or the Lenders' present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent and/or the Lenders in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent and/or the Lenders due to "insufficient funds" of deposited checks and the Agent's and/or the Lenders' standard fee relating thereto, any amounts paid by the Agent in behalf of the Lenders, incurred by or charged to the Agent in behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's and/or the Lenders' standard fees relating to the Letters of Credit and any drafts thereunder, reasonable local counsel fees, title insurance premiums, real estate survey costs, appraisal fees, field examination expenses and fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section 10, Paragraph 3 of this Financing Agreement.

PARENT shall mean Hi-Lo Automotive, Inc.

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PATENTS shall mean all present and hereafter acquired patents and/or patent rights of the Company and all cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: I) liens existing on the date hereof on specific items of Equipment and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by the Agent; II) Purchase Money Liens;
III) Customarily Permitted Liens; IV) liens granted the Agent by the Company; V) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Agent); and VI) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings or the Company establishes such reserves as may be required by GAAP and which liens are not x) other than with respect to Real Estate, senior to the liens of the Agent or y) for taxes due the United States of America.

PERMITTED INDEBTEDNESS shall mean: I) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; II) the indebtedness secured by the Purchase Money Liens; III) indebtedness arising under the Letters of Credit and this Financing Agreement; IV) deferred taxes and other expenses incurred in the ordinary course of business; V) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent in writing, or set forth on Schedule 3 attached hereto; VI) other Indebtedness of the Company in an amount not to exceed $250,000.00, in the aggregate at any time outstanding, provided, such Indebtedness is a) not secured by the Collateral and b) not due the Parent or any subsidiaries of the Company or the Parent; VII) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement shall be in an amount not greater than the Indebtedness so extended, renewed or replaced (plus the amount of expenses, fees and any premium or penalty paid in connection with such extension, renewal or replacement; and VIII) Capital Leases having an aggregate indebtedness of not more than $2,000,000.00.

PERSON shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

PURCHASE MONEY LIENS shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that I) each such lien shall attach only to the property to be acquired, II) a description of the property so acquired is furnished to the Agent, and III) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $250,000.00 in any Fiscal Year.

REAL ESTATE shall mean the Company's fee and/or leasehold interests in the real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee.

REQUIRED LENDERS shall mean Lenders holding more than fifty percent (50%) of the outstanding loans, advances, extensions of credit and commitments to the Company hereunder.

RETAINED CASH shall mean an amount of cash sufficient to provide the Company with cash in an amount necessary to stock the Company's cash registers at its retail locations and consistent with the business practices of the Company which amount shall also include any and all amounts delivered to the Company from its Depository Accounts as provided in the Block Account Agreements.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by the Agent in behalf of the Lenders pursuant to
Section 3 of this Financing Agreement.

REVOLVING LOAN ACCOUNT shall have the meaning specified in Section 3, Paragraph 6 hereof.

REVOLVING LOAN PROMISSORY NOTE shall mean the promissory note in the form of Exhibit A hereto executed by the Company to evidence the Revolving Loans made by the Agent in behalf of the Lenders to the Company pursuant to Section 3 hereof.

SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that x) the Agent shall not have, as Agent, any money at risk and y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SPECIAL RESERVE COMPONENT shall mean (i) clause (c) in the definition of "Availability Reserve;" (ii) clause c) in the definition of Eligible Accounts Receivable; and (iii) clause viii) appearing at the end of the definition of "Eligible Inventory."

STANDARD RESERVE COMPONENT shall mean the following language to be inserted immediately preceding the parenthetical phrase at the end of the definition of "Eligible Inventory": "The amount of such reserves shall be determined solely by the Agent in its reasonable discretion and in the exercise of its reasonable business discretion using standards customarily applied by the Agent to transactions involving retail clients and taking into account the nature of the Company's business, consistently applied by the Agent".

TANGIBLE NET WORTH shall mean Net Worth less all assets which in accordance with GAAP would be classified as intangibles, including without limitation, all patents, trademarks, copyrights and goodwill.

TOTAL LIABILITIES shall mean total liabilities of the Company determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company.

TRADE ACCOUNTS PAYABLE shall mean, at any time of determination, the amounts due any supplier for Inventory sold to the Company.

TRADE ACCOUNTS RECEIVABLE shall mean at any time of determination, the amounts due the Company by any i) credit card issuer and ii) any customer obligated on an invoice in each instance due as a result of a sale of Inventory or the rendition of services by the Company.

TRADEMARKS shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the state of Texas.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2.  CONDITIONS PRECEDENT

      The obligation of the Agent and the Lenders to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

      A) LIEN SEARCHES - The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Company.

      B) CASUALTY INSURANCE - The Company shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, paragraph 5 of this Financing Agreement.

      C) MORTGAGES/DEEDS OF TRUST - The Company shall have executed and delivered to either the Agent or an agent of the Agent or of a title insurance company acceptable to the Agent such mortgages and deeds of trust as the Agent may reasonably require to obtain first liens on the Distribution Center.

      D) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Agent for the benefit of the Lenders a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the

Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

      E) TITLE INSURANCE POLICIES - The Agent shall have received, in respect of the mortgage or deed of trust relating to the Distribution Center, a mortgagee's title policy or marked-up unconditional binder for such insurance. Such policy shall (i) be in an amount satisfactory to the Agent, and not less than $6,000,000.00; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to the Agent ; (iii) name the Agent as the insured thereunder; and (iv) contain such endorsements and effective coverage as the Agent may reasonably request, including without limitation the revolving line of credit endorsement. The Agent shall also have received evidence that all premiums in respect of such policy has been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

      F) SURVEYS - The Agent and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "TITLE INSURANCE COMPANY") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to the Agent and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following:
(i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall
x) be certified to the Agent and the Title Insurance Company and y) contain a legend reciting as to whether or not the site is located in a flood zone.

      G) GUARANTIES - The Guarantors shall have executed and delivered to the Agent guaranties, in form acceptable to the Agent, guaranteeing all present and future Obligations of the Company to the Agent and/or the Lenders.

       H) OPINIONS - Counsel for the Company and the Guarantors shall have delivered to the Agent opinions satisfactory to the Agent opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with the Agent: (a) this Financing Agreement, (b) the Guaranty of the Guarantors, and (c) all other loan documents of the Company and the Guarantors are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the Limited Partnership Agreement of the Company or of the limited partnership agreement of First Call Auto Supply, L.P., or the charter or by-laws of the corporate Guarantors or, to the knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture, after reasonable inquiry, to which the Company or the Guarantors is a signatory or by which the Company or the Guarantors or their assets are bound;

      I) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to the Agent all loan documents necessary to consummate the lending arrangement, including but not limited to this Financing Agreement, contemplated between the Company, the Agent and the Lenders.

      J) PARTNERSHIP CERTIFICATE - The Agent shall have received (i) a partnership certificate executed by the sole general partner of the Company certifying the authority of sole general partner to act on behalf of the Company; (ii) a certificate of the Secretary of the sole general partner certifying the resolutions of the sole general partner on behalf of the Company authorizing the execution, delivery and performance of this Financing Agreement and any ancillary documents executed in conjunction herewith; and (iii) a certificate of the Secretary of the sole general partner of the Company as to the incumbency and signature of the officers of the sole general partner of the Company authorized to execute and deliver this Financing Agreement and certificate or other document to be delivered on behalf of the Company pursuant to the terms of this Financing Agreement.

      K) PARTNERSHIP ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Limited Partnership of the Company certified by the Secretary of State of Texas, and (ii) a copy of any amendments, agreements and any other documents executed in connection therewith (as amended through the date hereof) of the Company and certified by the sole general partner of the Company.

      L) GENERAL PARTNER'S CERTIFICATE/OFFICER'S CERTIFICATE - The Agent shall have received (a) an executed Partnership Certificate and (b) an executed General Partner's Certificate and/or Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that to the knowledge of such partner and/or officer after due inquiry; (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance in all material respects with all of the terms and provisions set forth herein, except as the Company may otherwise notify the Agent in writing; and (iii) no Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default or a material adverse change has occurred.

      M) BOARD RESOLUTION - The Agent shall have received a copy of the resolutions of the Board of Directors of the corporate Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) the corporate Guaranties and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the corporate Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Guarantors executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

      N) CORPORATE ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Incorporation of the corporate Guarantors certified by the Secretary of State of its incorporation, (ii) a copy of the By-Laws (as amended through the date hereof) of the corporate Guarantors certified by the Secretary or Assistant Secretary thereof.

      O) CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 1996 - The Agent shall have received from the Company a copy of the foregoing financial statements which must be satisfactory in form and substance to the Agent.

      P) ABSENCE OF DEFAULT AND MATERIAL ADVERSE CHANGE - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred .

      Q) EXCESS AVAILABILITY - On the date of the initial disbursement of Revolving Loans, the Company must have, after giving effect to all Revolving Loans and disbursements, an Excess Availability of $10,000,000.00. This requirement contemplates that all debts, obligations and payables of the Company are then current in accordance with its usual business practices.

      R) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; or the financing arrangement contemplated under this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantors or their assets, which, in the opinion of the Agent if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and/or the Guarantors

      S) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

      T) EXAMINATION & VERIFICATION - The Agent shall have completed to the satisfaction of the Agent an examination and verification of the Accounts, Inventory, books and records of the Company and the Guarantors which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of $10,000,000.00, all as more fully required by the Agent Commitment Letter. It is understood that such requirement contemplates that all debts, obligations and payables are current in accordance with its normal business procedures.

      U) CASH BUDGET PROJECTIONS - The Agent shall have received, reviewed and be satisfied with a 12 month cash budget projection prepared by the Company in the form provided by the Agent .

      V) BANKING AND/OR CREDIT CARD ARRANGEMENTS - As of the Closing Date, the Company shall have i) delivered to the Agent executed Blocked Account Agreements for all Depository Accounts (other than the operating accounts of the Company which Depository Accounts shall be Blocked Accounts; ii) established a Concentration Account; iii) required the credit card companies with which it transacts business to remit balances to a Concentration Account; and iv) delivered to the Agent executed instruction letter(s), all in form and substance satisfactory to the Agent, confirming all of the foregoing items which shall be acceptable to the Agent in all respects.

      W) EXISTING REVOLVING CREDIT AGREEMENT - The Company's existing credit agreement with NationsBank of Texas N.A. shall be (x) terminated, (y) all loans and obligations of the Company and/or the Guarantors thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Financing Agreement and (z) all liens upon or security interest in favor of NationsBank of Texas, N.A. in connection therewith shall be terminated and/or released upon such payment.

      X) THE AGENT COMMITMENT LETTER - The Company shall have fully complied, to the satisfaction of the Agent , with all of the terms and conditions of the Agent Commitment Letter.

      Y) LANDLORDS' AGREEMENTS - The Agent shall have received from each landlord of any premises occupied by the Company, a landlord's waiver waiving any such landlord's lien on the Company's Inventory and Equipment pursuant to an agreement as shall be reasonably satisfactory in form and substance to the Agent ("Landlord's Agreement").

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and the Agent shall otherwise agree herein or in a separate writing, or except as set forth in the next sentence. Notwithstanding the foregoing, upon the Closing Date the Company and the Agent agree that the Company shall have satisfied (i) the Condition Precedent set forth in paragraph y) above by delivering to the Agent on or before thirty (30) days from the Closing Date one hundred percent (100%) of the Landlords' Agreements pursuant to the terms of paragraph y above; (ii) the Condition Precedent set forth in paragraphs c), e) and f) above by delivering same to the Agent on or before thirty (30) days from the Closing Date; (iii) the Condition Precedent set forth in paragraph v) with respect to Blocked Accounts only, provided that upon the Closing Date not less than eighty percent (80%) of all Depository Accounts have become Blocked Accounts, and the remaining twenty percent (20%) of such Depository Accounts have become Blocked Accounts within ten (10) days from the Closing Date (and the Company has delivered to the Agent executed Blocked Account Agreements within such ten (10) day period). After thirty (30) days from the Closing Date, until such requirement in paragraph y) above has been fully met to the Agent's satisfaction, the Agent may, at its sole option, continue to reserve an amount against the Company's Availability equal to twice the monthly rent on each of the premises for which a Landlord's Agreement has not been received by the Agent but the failure to provide such Landlords' Agreements shall not be deemed by the Agent to be an Event of Default hereunder. However, the failure of the Company to satisfy the Conditions Precedent set forth in paragraphs c), e), f) and v) above shall be deemed by the Agent to be an Event of Default hereunder.

SECTION 3.  REVOLVING LOANS

      1. Upon the Agent's receipt of an executed Revolving Loan Promissory Note in the form of Exhibit A hereto, the Lenders agree, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to Lenders' right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to the sum of: A) outstanding Eligible Accounts Receivable of the Company multiplied by the Accounts Receivable Advance Percentage, plus B) the aggregate value of Eligible Inventory of the Company as determined at the lower of cost or market multiplied by the Inventory Advance Percentage. Each request shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders a representation and warranty by the Company that (i) after giving effect to the requested advance, no Default or Event of Default has occurred and (ii) such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of the Agent no later than 1:00 p.m., New York time, of the day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary.

      2. In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of collateral, such agings of the Company's Trade Accounts Receivable in such form, frequency and manner as the Agent may require, and such other information as the

Agent may reasonably request to effectively evaluate the Trade Account Receivable and the collectibility thereof and the mix of the Inventory and such other information as the Agent may reasonably require such as returns, claims, credits, allowances, and information identifying and describing the Trade Accounts Receivable, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request the Company shall provide the Agent with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Such reports are to be executed by a responsible officer of the Company. The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

      3. The Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; the goods and Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices or credit card receipts according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 5 of this Section 3. The Company confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due (except as otherwise provided in paragraph 6 of Section 7 of this Financing Agreement) and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing limited partnership and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of the Company will reflect the Agent's interest in the Accounts. All of the books and records of the Company will be available to the Agent at normal business hours, including any records handled or maintained for the Company by any other company or entity.

      4. During the term of the Financing Agreement, the Company may and will enforce, collect and receive all amounts owing on the Accounts for the Agent's and Lenders' benefit and on their behalf, but at the Company's expense; such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction. Except for Retained Cash, all checks, cash, notes or other instruments or property received by the Company from the sale of Inventory must be deposited promptly to the Depository Accounts and promptly thereafter and therefrom to a Concentration Account. The Company shall require that all amounts due under credit card sales be remitted by the credit card companies to the Concentration Account. All amounts received by the Agent for the account of the Lenders will be credited to the Obligations upon the Agent's receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

      5. The Company agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of the Accounts, in the aggregate, and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Company that an Event of Default has occurred and thereafter all future credits or allowances shall be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction and on notice from the Agent the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the Agent's name and held by the Company for the Agent's account as owner and assignee.

      6. The Agent shall maintain a separate account on its books in the Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by the Agent to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by the Company. The Company will be credited with all amounts received by the Agent and/or the Lenders from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

      7. After the end of each month, the Agent, on its own behalf and/or acting on behalf of the Lenders, shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent, on its own behalf, and/or acting on behalf of the Lenders, and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

      8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) the maximum amount thereof available under Sections 3 and 5 hereof or (y) the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to the Agent for the benefit of the Lenders immediately upon the Agent's demand therefor.

SECTION 4.  INTENTIONALLY OMITTED

SECTION 5.  LETTERS OF CREDIT

      In order to assist the Company in establishing or opening (i) documentary Letters of Credit with an Issuing Bank to cover the purchase and importation of inventory, and (ii) standby Letters of Credit with an Issuing Bank to cover such other matters as the Company may so decide, except for the purchase of Inventory or to secure present or future Trade Accounts Payable, the Company has requested the Agent in behalf of the Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's and Lenders' credit to the Company and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

      1. Within the Line of Credit and Availability, the Lenders, acting through the Agent, shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed the Letter of Credit Sub-Line in the aggregate outstanding at any one time. The Agent's and Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to the Agent in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purpose. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Agent's and Lenders' assistance in connection with the Letter of Credit Guaranty shall be in the Agent's sole discretion unless such Default and/or Event of Default is cured to the Agent's satisfaction or waived by the Agent in writing.

       2. The Agent shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account on the Agent's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under the Letters of Credit

Guaranty at the earlier of a) payment by the Agent under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, Paragraph 1 of this Financing Agreement.

      3. THE COMPANY UNCONDITIONALLY INDEMNIFIES THE AGENT AND THE LENDERS AND HOLDS THE AGENT AND THE LENDERS HARMLESS FROM ANY AND ALL LOSS, CLAIM OR LIABILITY INCURRED BY THE AGENT AND/OR THE LENDERS ARISING FROM ANY TRANSACTIONS OR OCCURRENCES RELATING TO LETTERS OF CREDIT ESTABLISHED OR OPENED FOR THE COMPANY'S ACCOUNT, THE COLLATERAL RELATING THERETO AND ANY DRAFTS OR ACCEPTANCES THEREUNDER, AND ALL OBLIGATIONS THEREUNDER, INCLUDING ANY SUCH LOSS OR CLAIM DUE TO ANY ACTION TAKEN BY ANY ISSUING BANK, OTHER THAN FOR ANY SUCH LOSS, CLAIM OR LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE AGENT AND/OR THE LENDERS UNDER THE LETTERS OF CREDIT GUARANTY. THE COMPANY FURTHER AGREES TO HOLD THE AGENT AND THE LENDERS HARMLESS FROM ANY ERRORS OR OMISSION, NEGLIGENCE OR MISCONDUCT BY THE ISSUING BANK. THE COMPANY'S UNCONDITIONAL OBLIGATION TO THE AGENT AND THE LENDERS HEREUNDER SHALL NOT BE MODIFIED OR DIMINISHED FOR ANY REASON OR IN ANY MANNER WHATSOEVER, OTHER THAN AS A RESULT OF THE AGENT'S AND/OR THE LENDERS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Company agrees that any charges incurred by the Agent and/or the Lenders for the Company's account by the Issuing Bank shall be conclusive on the Agent and the Lenders and may be charged to the Company's Revolving Loan Account.

       4. The Agent and/or the Lenders shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, the Agent and/or the Lenders shall not be responsible for any act or omission with respect to or in connection with any Inventory which is the subject of any Letter of Credit.

      5. In connection with any Letters of Credit, the Company agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral , shall be binding on the Company and shall not put the Agent and/or the Lenders in any resulting liability to the Company. After the occurrence of an Event of Default which is not waived, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent all without any notice to or any consent from the Company. The foregoing shall not be deemed to limit the Company's rights with respect to the Issuing Bank.

      6. Without the Agent's express consent (which consent shall not be unreasonably withheld) and the Agent's endorsement in writing, as applicable, the Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

      7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not have a material adverse effect on such shipments. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

      8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent for the benefit of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent for the benefit of the Lenders and apply in all respects to the Agent for the benefit of the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL

      1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Agent and/or the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its:

      (A) present and hereafter acquired Inventory;

      (B) present and hereafter acquired Equipment;

      (C) present and future Accounts;

      (D)  present and future Documents of Title;

      (E) present and future General Intangibles;

      (F) the Distribution Center; and

      (G) present and future Other Collateral.

      2.  The security interests granted hereunder shall extend and attach to :

      (A) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

      (B) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all racks, shelving, displays, points of sale, equipment, computers, warehouse equipment, tools, benches, tables, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

      (C) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

      3. The Company agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are promptly deposited in accordance with Section 3, Paragraph 4 of this Financing Agreement. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Agent's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without the Agent's prior written approval. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

       4. The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment for the Agent's account and make no disposition thereof unless the Company first obtains the prior written approval of the Agent. Except as set forth below, any sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the Agent for the benefit of the Lenders as the Agent's exclusive property, and shall be delivered immediately by the Company to the Agent in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that
(a) the then book value of the Equipment so disposed of does not exceed $100,000.00 in the aggregate in any Fiscal Year and (b) the proceeds of such sales or dispositions are delivered to the Agent in accordance with the foregoing provisions of this paragraph, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived.

      5. The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

      6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

      7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account of the Company when due.

      8. This Financing Agreement and the obligation of the Company to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Distribution Center.

      9. The Company shall give to the Agent for the benefit of the Lenders, from time to time such pledge or security agreements with respect to General Intangibles of the Company, as the Agent, shall require to obtain valid first liens thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

      1. The Company hereby warrants and represents and/or covenants that: i) the fair value of the Company's assets exceeds the book value of the Company's liabilities; ii) the Company is generally able to pay its debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that Schedule 2 hereto correctly and completely sets forth the Company's chief executive office and all of the Company's Collateral locations; and except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of the Agent except as otherwise permitted in Section 6 , Paragraph 4 of this Financing Agreement.

      2. The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Company agrees that the Agent or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

      3. The Company agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder. The Company's failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

      4. The Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent for the benefit of the Lenders valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. If, after a reasonable request by the Agent, the Company shall fail to do so, the Agent is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent's custodians;

keeping stock records; transferring proceeds of Collateral to the Agent's possession; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement.

      5. (i) The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Agent's satisfaction, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall be deposited in the Depository Accounts in accordance with paragraph 4 of Section 3 of the Financing Agreement.

      ii) In the event any part of the Company's Distribution Center or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000.00, the Agent shall promptly apply such Proceeds to reduce the Company's outstanding balance in its Revolving Loan Account .

      iii) As long as an Event of Default has not occurred (which is not cured to the Agent's satisfaction), and the Proceeds are in excess of $100,000.00, the Company may elect (by delivering written notice to the Agent) to replace, repair or restore such Distribution Center or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect.

      iv) If the Company elects to use the Proceeds for the repair, replacement or restoration of the Distribution Center and/or Equipment, and there is then no Event of Default, a) proceeds of insurance on Equipment and/or the Distribution Center in excess of $100,000.00 will be applied to the reduction of the Revolving Loans of the Company and b) the Agent may set up a reserve against Availability for an amount equal to the proceeds referred to in clause a) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Distribution Center and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of the Distribution Center, the Company shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

      v) The Company agrees to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection with Paragraph 5 of Section 7.

      6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral and if such taxes provided, however, that such taxes need not be paid on or before the date fixed for payment thereof if: (i) such taxes are being diligently contested in good faith by the Company by appropriate proceedings or, (ii) the Company establishes such reserves as may be required by GAAP, (iii) such taxes are not secured by a filed lien which is senior to the liens of the Agent on the Collateral, and iv) such taxes secured by a filed lien are not due the United States of America, or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein, the Agent may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

      7. The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and/or the Lenders may sustain or incur (other than as a result of actions of the Agent and/or the Lenders) in connection with: any claim or expense asserted against the Agent and/or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this Paragraph 7 if (i) the failure to comply with the requirements of this Paragraph 7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within thirty (30) days following the Company's receipt of notice of such failure.

      8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish to the Agent and each Lender, within ninety (90) days after the end of each Fiscal Year of the Company, audited Consolidated Financial Statements and Consolidating Financial Statements certified by an authorized financial or accounting officer of the Company as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Company and all subsidiaries of each for such year, audited by independent public accountants selected by the Company and satisfactory to the Agent; within forty-five (45) days after the end of each Fiscal Quarter Consolidated Financial Statements and Consolidating Financial Statements as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Company and all subsidiaries of each , certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidated Financial Statements as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Parent, the Company and all subsidiaries thereof as the Agent may reasonably request, including without limitation (a) the accountant's management practice letter and (b) thirty (30) days prior to the beginning of each Fiscal Year, annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing

Agreement, PROVIDED, HOWEVER, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

       9. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Company will not:

      A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

      B.    Incur or create any Indebtedness other than the Permitted
            Indebtedness;

      C. Borrow any money on the security of the Company's Collateral from sources other than the Agent and the Lenders;

      D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of the Company's assets, which do not constitute Collateral;

      E. Merge, consolidate or otherwise alter or modify its name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company , except that the Company may change its name or address ; provided that (x) the Company shall give the Agent thirty (30) days prior written notice thereof and (y) the Company shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by the Agent (including, without limitation, any and all U.C.C. financing statements) to confirm the continuation and preservation of all security interests and liens granted to the Agent for the benefit of the Lenders hereunder;

      F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

      G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends on its capital stock in an amount sufficient to enable the Parent to a) redeem the capital stock owned by its retired, deceased or terminated officers or shareholders which the Parent is contractually obligated to redeem, provided that in no event shall the aggregate amount of such dividend under this clause (a) exceed $250,000.00 in the aggregate in any Fiscal Year; or b) pay income or franchise taxes of the Company due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Company are included, provided that, in any instance under this Paragraph G, after giving effect to such payment, no Default and/or Event of Default has occurred or would occur hereunder; or

      H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except for loans and advances to employees and directors in the ordinary course of business not to exceed $100,000.00 in the aggregate at any one time outstanding and except as provided in paragraph 13 below.

  10. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall on a consolidated basis:

(A) have at the end of each Fiscal Quarter during the periods set forth below EBITDA in an amount equal to:

      (I) not more negative than negative $850,000.00 for the Fiscal Quarter ending December 31, 1996;

      (II) not more negative than negative $50,000.00 for the two (2) Fiscal Quarters ending March 31, 1997;

      (III) at least $2,650,000.00 for the three (3) Fiscal Quarters ending June 30, 1997;

      (IV) at least $3,850,000.00 for the four (4) Fiscal Quarters ending September 30, 1997;

      (V) at least $3,900,000.00 for the four (4) Fiscal Quarters ending December 31, 1997;

      (VI) at least $3,700,000.00 for the four (4) Fiscal Quarters ending March 31, 1998;

      (VII) at least $3,200,000.00 for the four (4) Fiscal Quarters ending June 30, 1998;

      (VIII)at least $2,450,000.00 for the four (4) Fiscal Quarters ending September 30, 1998;

      (IX) at least $1,950,000.00 for the four (4) Fiscal Quarters ending December 31, 1998; and

      (X) at least $2,500,000.00 for the four Fiscal Quarters ending March 31, 1999 and for each Fiscal Quarter thereafter for the four (4) Fiscal Quarters then ending.

(B) maintain at all times during the periods below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

PERIOD                                    TANGIBLE NET WORTH

As of the Closing Date                    $60,725,000.00
For the Fiscal Quarter ending
December 31, 1996                         $58,250,000.00
For the Fiscal Quarter ending
March 31, 1997                            $57,000,000.00
For the Fiscal Quarter ending
June 30, 1997                             $57,050,000.00
For the Fiscal Quarter ending
September 30, 1997                        $56,250,000.00
For the Fiscal Quarter ending
December 31, 1997                         $54,050,000.00
For the Fiscal Quarter ending
March 31, 1998                            $52,700,000.00
For the Fiscal Quarter ending
June 30, 1998                             $52,450,000.00
For the Fiscal Quarter ending
September 30, 1998                        $51,150,000.00
and for each Fiscal Quarter thereafter    $50,000,000.00

Within 30 days after the Agent's receipt of the Company's Consolidated Financial Statements for the Fiscal Year ending December 31, 1996, which shall be in form satisfactory to the Agent (herein "Year End Statements"), the Agent shall review such Year End Statements to determine whether it is necessary to revise the financial covenants set forth in paragraph 10A and B of Section 7 of this Financing Agreement (herein the "Financial Covenants"). In the event the Agent determines it is necessary to revise the Financial Covenants, the Company, the Agent and the Lenders hereby agree to reasonably, diligently and in good faith negotiate the revision of such Financial Covenants. Any determination made by the Agent pursuant to the terms of this Paragraph 10 shall be in writing.

      The Agent and the Lenders agree that the Special Reserve Component shall be deleted from each applicable definition and replaced by the Standard Reserve Component upon the earlier to occur of : a) the revision of the Financial Covenants and b) the determination by the Agent that the Financial Covenants need not be revised; provided, however, that in the event the Company, the Agent and the Lenders cannot mutually agree upon revised Financial Covenants, if such revisions are determined necessary by the Agent, then, the Financial Covenants in effect as of the date hereof and the Special Reserve Component shall continue to have full force and effect in the Financing Agreement .

      11. Without the prior written consent of the Agent, the Company will not:
a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during any Fiscal Year would exceed $16,000,000.00 or b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of:

FISCAL YEAR                               WORKING CAPITAL AMOUNT

a) For the Fiscal Year ending
    December 31,1996                      $6,000,000.00
b) For the Fiscal Year ending
    December 31, 1997                     $5,900,000.00
c) For the Fiscal Year ending
    December 31, 1998, and for each
    Fiscal Year end thereafter            $5,000,000.00

      12. The Company agrees to advise the Agent in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Company's Working Capital; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent with copies of all such notices if so required.

      13. Without the prior written consent of the Agent, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of either the Company or Parent, except for transactions that provide for: (i) management expenses and fees and expenses of directors of the Company, the Parent, or an affiliate, in an aggregate amount not to exceed $200,000.00 in each calendar year; (ii) an amount sufficient to enable the Parent or any affiliate to pay federal and state income taxes on income attributable to the Company and franchise taxes ; and (iii) the principal and interest payments on the existing indebtedness of the Parent in the current principal amount of $2,052,937.00 which indebtedness was incurred solely for the benefit of the Company; and (iv) de minimis bank service charges relating to bank accounts of the Parent or any affiliate.

      14. The Company shall conduct or cause to be conducted, an actual physical count of its Inventory at each store using cycle count procedures resulting in all Inventory being counted at least one time each calendar year at each store and at each distribution center. The Company shall, within thirty (30) Business Days after the end of each month, provide the Agent with the results of the internally prepared cycle counts completed at the Company's stores and distribution centers during that month. Upon or after the occurrence of an Event of Default, at the Agent's sole option, such physical Inventory count shall, in part, be conducted or reviewed by an entity that is not an affiliate of the Company and which entity shall be experienced in conducting or reviewing such a physical Inventory count. Upon the Agent's reasonable request, the Company will provide the Agent with further details of the Inventory cycle counts and review results, so long as the Agent's request is for information readily available to the Company on existing internally or externally prepared Inventory reports.

      15. The Company shall remit any and all sales taxes when due to the appropriate sales tax authorities when any such remittances are due, provided, however, that such remittances need not be made on or before such due date if:
i) such sales taxes are being diligently contested by the Company in good faith and by appropriate proceedings; ii) the Company establishes such reserves as may be required by GAAP; and iii) the failure to remit such sales taxes does not create a lien in favor of such sales tax authorities or impose upon the Agent or any Lender any obligation to segregate proceeds.

      16. The Company shall advise the Agent of any decision to open or close any of its stores not less than fifteen (15) calendar days prior to the actual closing and/or opening of any store.

      17. At the Agent's sole discretion, the Company shall be required to provide the Agent with inventory valuations once per calendar year and at the request of the Agent, upon the occurrence of an Event of Default such inventory valuations shall be required, without limitation as to frequency of same. Inventory valuations shall at all times be conducted by an independent third party appraisal firm acceptable to the Agent and paid for by the Company.

SECTION 8.  INTEREST, FEES AND EXPENSES

      1. Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to the lesser of (a) the sum of (i) one quarter of one percent (1/4%) plus the Chase Manhattan Bank Rate per annum on the average of the net balances owing by the Company to the Agent and/or the Lenders in the Company's Revolving Loan Account at the close of each day during such month on balances other than Libor Loans and (ii) two and one quarter percent (2 1/4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balances owing by the Company to the Agent and/or the Lenders in the Company's Revolving Loan Account at the close of each day during such month or (b) interest computed in accordance with the provisions of clause (a) but at the Maximum Legal Rate. In the event of any change in said Chase Manhattan Bank Rate, the rate under clause (i) above shall change, as of the first of the month following any change, so as to remain one quarter of one percent (1/4%) above the Chase Manhattan Bank Rate. The rate hereunder shall be calculated based on a 360-day year, unless such calculations would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days (as the case may be) and for actual days elapsed. The Agent and the Lenders shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

      2. The Company may elect to use Libor as to any other outstanding Revolving Loans provided A) there is then no Default or Event of Default, B) the Company has so advised the Agent of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and C) the election and Libor shall be effective, provided, there is then no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than five (5) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then the Agent shall use the Chase Manhattan Bank Rate to compute interest. In the event the Company requests any Libor election the Company shall pay to the Agent a $500 processing fee upon the effective date of each such Libor election hereunder. In addition, the Company shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to Libor Loans shall be made as though the Agent and the Lenders had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period PROVIDED, HOWEVER, that the Agent and the Lenders may fund each of the Libor Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Manhattan Bank Rate loans and (ii) subsequently to Libor Loans; PROVIDED, HOWEVER, x) upon the occurrence of an Event of Default or y) in the event the aggregate amount of outstanding Libor Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by them to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and the Agent and the Lenders shall be entitled to indemnification hereunder.

      3. In consideration of the Letter of Credit Guaranty of the Agent, the Company shall pay the Agent for the benefit of the Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one and one half percent (1.5%) per annum, payable monthly, on the face amount of each outstanding standby Letter of Credit less the amount of any and all amounts previously drawn under such Letters of Credit, and (b) one percent (1%) payable on the date of issuance on the face amount of each outstanding documentary Letter of Credit.

       4. Any charges, fees, commissions, costs and expenses charged to the Agent and/or the Lenders for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

      5. The Company shall reimburse or pay the Agent, as the case may be, for:
i) all Out-of-Pocket Expenses and ii) any applicable Documentation Fee.

       6. Upon the last Business Day of each month , commencing with the last day of the month in which this Financing Agreement is executed the Company shall pay the Agent for the benefit of the Lenders the Line of Credit Fee.

      7. To induce the Agent and the Lenders to enter into this Financing Agreement and to extend to the Company the Revolving Loan and Letters of Credit, the Company shall pay to the Agent (a) for the benefit of the Lenders a Loan Facility Fee in the amount of $150,000.00 (b) solely for the benefit of the Agent, an Agent's Fee in the amount of $75,000.00, each of the foregoing fees payable upon execution of this Financing Agreement.

      8. Upon the date hereof and on such annual anniversary hereof the Company shall pay to the Agent the Collateral Management Fee, which shall be fully earned and not refundable or rebateable when due.

      9. The Company shall pay the Agent's standard charges for, and the reasonable fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Company is paying a Collateral Management Fee.

      10. In no event shall the rates of interest hereunder exceed the Maximum Legal Rate. In the event that the Contract Rate computed under this Section 8 would exceed the Maximum Legal Rate, the rates of interest under this Financing Agreement for any such period shall be limited to the Maximum Legal Rate, but any subsequent reductions in the Contract Rate shall not reduce the rates of interest under the Financing Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the Contract Rate been charged at all times.

      11. The Company hereby authorizes the Agent to charge the Company's Revolving Loan Account with the Agent with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Agent may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

SECTION 9.  POWERS

      The Company hereby constitutes the Agent in behalf of the Lenders or any person or agent the Agent may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to the Agent and the Lenders have been paid in full:

      (A) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

      (B) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

      (C) To request from customers indebted on Trade Accounts Receivable, in the name of the Agent, the Company or the Agent's designee, information concerning the amounts owing on the Trade Accounts Receivable.

      (D) To transmit to customers indebted on Trade Accounts Receivable notice of the Agent's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to the Agent for the Company's account; and

      (E) To take or bring, in the name of the Agent or the Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts .

      Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction. In addition, the powers set forth in (c) above will only be exercised in the name of the Company or a certified public accountant designated by the Agent prior to the occurrence of such Event of Default.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

      1. Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

      A) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

      B)    the failure of the Company to generally meet  debts as they mature;

      C) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Company such proceeding is not dismissed or discharged within sixty (60) days after commencement thereof;

      D) breach by the Company in any material respect of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below) or in any other written agreement between the Company and the Lenders, provided that such breach by the Company of any of the warranties, representations or covenants referred in this clause d shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's satisfaction for a period of fifteen (15) days from the date of Agent's discovery of such breach (the Agent shall endeavor to notify the Company of such breach, but the failure to so notify shall not detract from the Agent's rights or give the Company any claim, cause of action or defense)

      E)    breach by the Company of any warranty, representation or covenant of
            Section 3, Paragraphs 3 (other than the third sentence of paragraph
            3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1, 5, 6, and 9 through 17;

      F) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Company's Revolving Loan Account on the due date thereof in accordance with the provisions hereof;

      G) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph g) such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of the Agent, subject the Company to any tax, penalty or other liability materially adverse to the business, operations or financial condition of the Company;

      H) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing any Indebtedness of the Company having a principal amount in excess of $750,000.00, or

      I) Hi-Lo Management Company, the general partner of the Company, ceases to be the sole general partner of the Company or the Parent ceases to own directly or indirectly all of the outstanding stock of Hi-Lo Management Company.

      2. Upon the occurrence of a Default and/or an Event of Default, the Agent may (at its option) and shall at the direction of the Required Lenders declare that all loans, advances and extensions of credit provided for in Sections 3, and 5 of this Financing Agreement shall be thereafter in the Agent's sole discretion and the obligation of the Agent and/or the Lenders to make Revolving Loans, and/or assist the Company in obtaining Letters of Credit shall cease unless such Default or Event of Default is waived in writing by the Agent in behalf of the Lenders or cured to the Agent's satisfaction, and upon the occurrence of an Event of Default the Agent may (at its option) and shall at the direction of the Required Lenders declare that: i) all Obligations shall become immediately due and payable; ii) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided that with respect to this clause "ii)" a) the Agent has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10 and b) the Company has failed to cure the Event of Default within fifteen (15) days after x) the Agent deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 10; and iii) this Financing Agreement shall immediately terminate upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Lenders.

       3. Immediately upon the occurrence of any Event of Default, the Agent may and at the direction of the Required Lenders shall to the extent permitted by law exercise the remedies set forth in this paragraph 3, including but not limited to the following: (A) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or the Agent in behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or the Agent; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose the security interests in the Collateral created herein by any available judicial procedure, or to take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and to lawfully and peacefully enter any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate. The Company agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Company or elsewhere and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Company's Obligations , whether due or to become due, in such order as the Agent may elect, and the Company shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage(s), deed(s) of trust or assignment(s) on the Real Estate shall govern the rights and remedies of the Agent and the Lenders thereto.

SECTION 11. TERMINATION

      Except as otherwise permitted herein, the Company or any Lender acting through the Agent may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing the Lenders acting through the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Financing Agreement, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent and the Lenders, provided that the Company pays to the Agent for the benefit of the Lenders immediately on demand, an Early Termination Fee provided, however, that the Agent for the account of the Lenders, shall not be entitled to the Early Termination Fee if the Early Termination Date occurs (i) after one year from the date of execution of this Financing Agreement, and (ii) upon the sale of all or substantially all of the Company's assets. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting (which shall be promptly performed), the Agent and the Lenders may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Company's Obligations, whether absolute or contingent. All of the Agent's and Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

      1. The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of the Agent or the Lenders or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

      2. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      3. It is the intent of the Company, the Agent and the Lenders to conform strictly to all applicable state and federal usuary laws. All agreements between the Company, the Agent and the Lenders whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, or received by the Agent and/or the Lenders for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Company is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent and/or the Lenders shall ever as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Company. In determining whether or not all sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and/or the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Company, the Agent and the Lenders shall to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit,
(b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and/or the Lenders
(c) exclude voluntary prepayments and the effect thereof, and (d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and the Lenders throughout the entire contemplated term of the Obligations so that the interest rate is uniform through the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Company, the Agent and the Lenders.

      4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

      5.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY,
THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A  TRIAL

BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT . TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

       6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by fax, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

      (A) if  to the Agent, at:

            The CIT Group/Business Credit, Inc.
            Suite 200
            5420 LBJ Freeway
            Dallas, Texas  75240
            Attn: Lan K. Haverfield, Regional Manager
            Fax No.: 972-455-1690

      (B) if to any other party becoming a Lender hereunder to the address specified in the Assignment and Transfer Agreement

      (C) if to the Company at:
            2757 W. Bellfort
            Houston, Texas  77054
            Attn: Gary D. Walther, Chief Financial Officer
            Fax No.: 713-663-9296

or to such other address as any party may designate for itself by like notice.

       7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE LOANS AND ADVANCES MADE HEREUNDER OR OTHERWISE, THIS FINANCING AGREEMENT AND ALL OTHER AGREEMENTS BETWEEN THE COMPANY, THE AGENT AND THE LENDERS.

      8. This Financing Agreement can be amended, modified or changed only by a writing signed by the Company, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Section 14, Paragraph 10 hereof).

      9. Any Lender organized under the laws of a jurisdiction outside of the United States (a "Foreign Lender") shall deliver to Agent and the Company (i) two valid, duly completed copies of IRS From 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (ii) if such Foreign Lender is not a "bank" within the meaning of Section 881(c) (3) (A) of the Internal Revenue Code and cannot deliver either IRS Form 1001 or 4224 pursuant to clause (i) above, (A) a duly completed certificate of non-withholding acceptable to the Company and the Agent in their reasonable discretion (any such certificate, a "TAX CERTIFICATE") AND
(B) two valid, duly completed copies of IRS Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to Agent and the Company two further copies of said Form 1001 or 4224 or Form W-8 and a Tax Certificate, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States of America federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and Agent, and such extensions or renewals thereof as may reasonably be requested by the Company and Agent, certifying (x) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (y) in the case of a Form W-8 and a Tax Certificate, establishing an exemption from United States backup withholding tax.

SECTION 13.  AGREEMENT BETWEEN THE LENDERS

      1. A) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Company and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent.

            B) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

      2. On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

      3. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

      4. The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: a) their pro rata portion of all fees, provided, however, that the Lenders (other than CITBC in its role as the Agent) shall x) not share in the Agent's Fee, the Collateral Management Fee or Documentation Fees or the fees provided for in Section 8, Paragraph 9; and y) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; and b) interest computed at the rate and as provided for in the Assignment and Transfer Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest;

      5. (A) The Company acknowledges that the Lenders may sell participations in the loans and extensions of credit made and to be made to the Company hereunder, provided, however, that a participant may not so purchase a participation in an amount less than $5,000,000 or the then aggregate amount of such Lender's interest in the loans and advances and extensions of credit hereunder. The Company further acknowledges that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, Paragraph 10 hereof. The Lenders shall give the Company fifteen (15) days notice prior to the sale of a participation by any such Lender, provided, however, the failure to give such notice shall not result in any liability to the Agent or any Lender whatsoever.

            (B) The Company authorizes each Lender to disclose to any participant or purchasing lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to entering into this Agreement, provided, however, that prior to such disclosure to a then or potential participant the Lender must first obtain from the then or potential participant a confidentiality agreement in form and substance similar to the confidentiality paragraph of this Financing Agreement.

      6. The Company hereby agrees that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Company is so obligated to that other Lender.

      7. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that x) predate the date of this Financing Agreement or y) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

      8. Each of the Lenders agrees with each other Lender that any money or assets of the Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after x) the occurrence of an Event of Default and y) the election by the Required Lenders to accelerate the Obligations. In addition, the Company authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, after the occurrence of an Event of Default to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

      9. CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit). CITBC shall give the Company fifteen (15) days prior notice of any such assignment, provided, however, the failure to give such notice shall not result in any liability to CITBC whatsoever. Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (ii) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without i) the prior written consent of the Agent; ii) the payment to the Agent (solely for the Agent's account) by the current or prospective Lender of a $5,000.00 fee for processing the assignment; and (iii) if the Transferee is a Foreign Lender (as defined in Section 12, Paragraph 9 hereof), such Foreign Lender first complies with the provisions of
Section 12, Paragraph 9 hereof. Additionally, no other Lender shall assign such Lender's interest in the loans and advances and extensions of credit hereunder (or any portion thereof) unless the interest to be so assigned is either not less than $5,000,000 or all of such Lender's entire interest in the loans and advances and extensions of credit hereunder. Notwithstanding anything to the contrary herein contained, prior to any such assignment and/or the disclosure of the Confidential Information, such Transferee, actual or potential, shall execute a confidentiality agreement in form and substance substantially similar to the confidentiality paragraph of this Financing Agreement.

      10. The Company has made and will, from time to time, make available to the Agent and/or the Lenders certain financial and other business information (the "Confidential Information") relating to its business. By their signatures hereto or to the Assignment and Transfer Agreement, the Agent and each Lender agree to maintain the confidentiality of all Confidential Information, and to disclose such information only (a) to officers, directors or employees of such Agent or Lender and their legal or financial advisors, in each case to the extent necessary to carry out this Financing Agreement and in the case of CITBC, to The CIT Group Holdings, Inc., The CIT Group, Inc., Chase Manhattan Bank or Dai-Ichi Kangyo Bank, but only, in the case of all of the foregoing Persons referred to in this clause (a), after the Agent or the Lender, as the case may be, has advised each such Person to maintain the confidentiality of the Confidential Information, (b) to any other Person to the extent the disclosure of such information to such Person is required in connection with the examination of a Lender's records by appropriate authorities, pursuant to court order, subpoena or other legal process or otherwise as required by law or regulation, and (c) to Transferees or potential Transferees but only after such Transferees or potential Transferees have executed a written confidentiality agreement substantially in the form of this paragraph. The Lenders, the Agent, Transferees and potential Transferees shall not be required to maintain the confidentiality of any portion of the Confidential Information which (a) is known by such Person or its agents, advisors or representatives prior to disclosure or (b) becomes generally available to the public provided that the disclosure of such Confidential Information does not violate a confidentiality agreement of which the Transferees, potential Transferees, the Agent or the Lender, as the case may be, has actual knowledge.

SECTION 14.  AGENCY

      1. Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as Agent for such Lender, to take such action on its behalf under the provisions of the Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

      2. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

      3. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Company to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Company.

      4. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      5. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; PROVIDED that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

      6. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

      7. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

      8. The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

      9. The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement provided however that the Lenders shall: a) notify the Company of the successor Agent and b) request the consent of the Company to such successor Agent, which consent shall not be unreasonably withheld. The Company shall be deemed to have consented to the successor Agent if the Lenders do not receive from the Company, within ten (10) days of the Lenders' notice to the Company, a written statement of the Company's objection to the successor Agent. Should the Company not consent and no acceptable successor Agent is agreed upon within thirty (30) days of the date the Company advised the Lenders of its objection to the successor Agent, then the Lenders may appoint (without the Company's consent) another successor Agent. After any retiring Agent's resignation hereunder as Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      10. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders:
a) amend the Financing Agreement to v) increase the Line of Credit; w) reduce the interest rates; x) reduce or waive i) any fees in which the Lenders share hereunder; or ii) the repayment of any Obligations due the Lenders; y) extend the maturity of the Obligations; or z) alter or amend 1) this Paragraph 10 or 2) the definitions of Eligible Accounts Receivable, Eligible Inventory, Accounts Receivable Advance Percentage, Inventory Advance Percentage, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; b) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, or c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under Section 3 hereof. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

      11. In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

      12. Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Company hereunder or (ii) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers in Houston, Texas as of the date set forth above.


                             THE CIT GROUP/BUSINESS
                                          CREDIT, INC., AS AGENT AND LENDER


                                          By  /S/ STEWART W. HAYES
                                               Name:  Stewart W. Hayes
                                               Title:  Vice President


Read and Agreed to:

HI-LO AUTO SUPPLY, L.P.
By Hi-Lo Management Company, its General Partner           (SEAL)



By:   /S/ GARY D. WALTHER
      Name:  Gary D. Walther
      Title:  Vice President

                                                   Date October 23, 1996

To:     THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT

Address:       5420 LBJ Freeway
               Dallas, TX  75240


                                    GUARANTY


                             Re:    Hi-Lo Auto Supply, L.P.
                                 (the "Company")

                      Address:      2575 W. Bellfort
                              Houston, Texas 77054


Gentlemen:

        Reference is made to that certain Financing Agreement dated as of October 23, 1996, as amended (herein the "Agreement") between you as Agent and Lender, the Lenders, and the above-named Company. Each of the undersigned (herein each a "Guarantor" and collectively the "Guarantors") hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the Company to you and/or the Lenders, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including, without limitation, all Obligations (as defined in the Agreement) of the Company to you. Further each of the Guarantors agrees to pay to you on demand the amount of all expenses (including reasonable attorney's fees) incurred by you and/or the Lenders in collecting or attempting to collect any of the Company's obligations to you and/or the Lenders, whether from the Company, or from any other obligor, or from the Guarantors, or in realizing upon any collateral; and agrees to pay any interest at the Default Rate of Interest, as defined in the Agreement, on all amounts payable to you hereunder, even if such amount cannot be collected from the Company. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Obligations"). To the extent you and/or the Lenders receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you and/or the Lenders in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by the Company, its trustee, or any other party acting for, on behalf of or through the Company or its representative), the Guarantors' obligation to you and/or the Lenders therefor, under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment to you and/or the Lenders, therefore, which payment shall be due upon demand.

        This Guaranty is executed as an inducement to you and the Lenders to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, or to enter into or continue a financing arrangement with the Company, and is executed in consideration of your doing or having done any of the foregoing. Each of the Guarantors agrees that any of the foregoing shall be done or extended by you in your sole discretion, and shall be deemed to have been done or extended by you and the Lenders in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you and/or the Lenders to do any of the foregoing.

        Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantors may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. Each of the Guarantors also waives notice of: changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of the Guarantors) and the settlement, compromise or release of any Obligations, and agree that, as to each of the Guarantors, the amount of the Obligations shall not be diminished by any of the foregoing. Each of the Guarantors also agrees that you need not attempt to collect any Obligations from the other Guarantors or any other obligor or to realize upon any collateral, but may require the Guarantors to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

        This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you (or any other Lender or Agent) or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part (or any other Lender or Agent). Payment by the Guarantors shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the Guarantors (or any one or more of them) either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantors, the Guarantors agree not to assert against you (or any other Lender or Agent) any set-off or counterclaim which the Company may have, and, further, the Guarantors agree not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you (or any other Lender or Agent) to the

Guarantors, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and any of the Guarantors shall be adverse parties, the Guarantors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of laches and waive the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law. Each of the Guarantors hereby consents to the in personam jurisdiction of the courts of the State of Texas. In the event that you bring any action or suit in any court of record of the State of Texas or the Federal Government to enforce any or all liabilities of the Guarantors hereunder, service of process may be made on the Guarantors by mailing a copy of the summons to the Guarantors at the address below set forth.

        All sums at any time to the credit of the Guarantors and any property of the Guarantors on which you (or any other Lender or Agent) at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of the Guarantors to you however arising. The Guarantors shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of the Company.

        Upon the occurrence of any of the following events:

        (1) any Event of Default under, or termination of, the Agreement;

        (2) failure of any of the Guarantors to observe or perform any agreements, warranties or covenants contained herein; or

        (3)    (a) dissolution or cessation of any of the Guarantors' business;

               (b) calling of a meeting of the creditors of any of the Guarantors for the purposes of compromising the debts of such Guarantor;

               (c) failure of any of the Guarantors to meet their debts as they mature;

               (d) commencement by any of the Guarantors of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeds under federal or state law (herein collectively "Insolvency Proceeding");

               (e) commencement of any Insolvency Proceeding against any of the Guarantors,

then, in the case of event (1) above the liability of all of the Guarantors for the entire Obligations shall mature, and in the case of events (2) and (3)(a) through (e) above the liability of the Guarantor with respect to which such event relates for the entire Obligations shall mature even if the liability of the Company therefor does not.

        This Guaranty may be terminated as to any one of the Guarantors only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that any of the Guarantors so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. Termination as to any one of the Guarantors shall not affect the obligations of any of the other Guarantors, nor relieve the one giving such notice from liability for any post termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you and/or the Lenders by the Company.

        Your books and records showing the account between you and the Company shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered to the Company shall be binding upon the Guarantors (whether or not the Guarantors received copies thereof) and shall constitute an account stated between you and the Company unless you shall have received a written statement of the Company's exceptions within thirty (30) days after the statement was mailed to the Company.

        Each of the Guarantors expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Company or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to the Company's property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty.

        This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and any of the Guarantors shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the Guarantors of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantors hereunder.

        This Guaranty may be assigned by you (or any other Lender or Agent) and shall be for your benefit and for the benefit of any of your (or any other Lender or Agent) assignees or transferees, and shall cover any Obligations owed to you or the Lenders at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made to the Company by, or otherwise owed by the Company to, such assignee or transferee.

        This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by any or all of the Guarantors or others in your favor.

        When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders, and "you" shall apply to you in your capacity as Agent and Lender and as Agent for the Lenders. This agreement shall inure to the benefit of you (and any other Lender or Agent), your (and any other Lender or Agent) successors and assigns and any parent, subsidiary or affiliate of yours (and any other Lender or Agent); shall be binding jointly and severally upon the Guarantors and upon the respective heirs, executors, administrators, successors and assigns of each of the Guarantors; and shall pertain to the Company and its successors and assigns.

        This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

        This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

        IN WITNESS WHEREOF the Guarantors have executed and delivered this Guaranty effective as of the date above set forth.

                                    Name:   HI-LO AUTOMOTIVE, INC.

                                                    /S/ GARY D. WALTHER
                                                                  (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                    Name:   HI-LO MANAGEMENT COMPANY

                                                   (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                    Name:   HI-LO INVESTMENT COMPANY


                                                   /S/ MARK A. FERRUCI
                                                       (signature)

                                    Address:       Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware  19801

                                    Name:   FIRST CALL MANAGEMENT COMPANY


                                                  (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                    Name:   FIRST CALL AUTO SUPPLY, L.P.
                                                   By: Hi-Lo Management Company,
                                                   its General Partner

                                                  (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                    Name:   HI-LO MANAGEMENT COMPANY

                                             /S/ GARY D. WALTHER
                                                 (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                    Name:   HI-LO INVESTMENT COMPANY

                                                   (signature)

                                    Address:       Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware  19801

                                    Name:   FIRST CALL MANAGEMENT COMPANY


                                                  /S/ GARY D. WALTHER
                                                   (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                    Name:   FIRST CALL AUTO SUPPLY, L.P.
                                                   By: Hi-Lo Management Company,
                                                   its General Partner

                                                     /S/ GARY D. WALTHER
                                                        (signature)

                                    Address:       2575 W. Bellfort
                                                   Houston, Texas  77054

                                            -6-